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                                                                    EXHIBIT 99.1



                        AMERICAN CLAIMS EVALUATION, INC.
                   REPORTS FOURTH QUARTER AND YEAR END RESULTS


JERICHO, NY, June 18, 2004: American Claims Evaluation, Inc. (NASDAQ:AMCE) announced revenues of $1,190,921 with a net loss of $.11 per share for the year ended March 31, 2004 as compared to revenues of $1,197,700 with a net loss of $.16 per share for the year ended March 31, 2003.


                                                       Three Months Ended                     Year Ended
                                                 -------------------------------   ---------------------------------
                                                    03/31/04        03/31/03          03/31/04         03/31/03
                                                 -------------------------------   ---------------------------------
                                                          (Unaudited)
Revenues                                                $290,849       $291,959         $1,190,921       $1,197,700

Operating loss                                         (170,388)      (507,774)          (561,759)        (849,313)

Loss before income tax (benefit) expense               (149,705)      (473,388)          (468,586)        (704,834)

Net loss                                              ($150,705)     ($474,868)         ($474,586)       ($670,834)

Net loss per share - basic                               ($0.04)        ($0.11)            ($0.11)          ($0.16)
                                                 ===============================   =================================
Net loss per share - diluted                             ($0.04)        ($0.11)            ($0.11)          ($0.16)
                                                 ===============================   =================================
Weighted average shares - basic                        4,259,800      4,259,800          4,259,800        4,259,800
Weighted average shares - diluted                      4,259,800      4,259,800          4,259,800        4,259,800

During the fourth quarter of the year ended March 31, 2003, the Company performed its annual impairment testing of goodwill as required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. As a result of this test, the Company concluded its goodwill was impaired due to its continued operating losses and decreases in market capitalization. Specifically, the fair value of the Company at the consolidated level based on its market capitalization was compared to its carrying value. This process indicated that the Company's carrying value exceeded its fair value. The fair value was then allocated to all of the Company's assets and liabilities. There was no excess fair value over the fair value allocated to the Company's net assets indicating that goodwill was impaired. As a result, the Company recorded a non-cash charge of $371,536 to operations to reflect this impairment of goodwill.

Except for the historical information contained herein, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic and

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market conditions, the potential loss or termination of existing clients and contracts and the ability of the Company to successfully identify and thereafter consummate one or more acquisitions.

American Claims Evaluation, Inc., through its wholly owned subsidiary, RPM Rehabilitation & Associates, Inc., offers a full range of vocational rehabilitation and disability management services.

For further information contact: Gary J. Knauer, Chief Financial Officer, American Claims Evaluation, Inc., One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.



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